UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 26, 2017
(Date of earliest event reported)

Wabash National Corporation

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-10883	52-1375208
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sagamore Parkway South, Lafayette, Indiana	47905	765-771-5310
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                 ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On September 26, 2017, Wabash National Corporation (the “Company”) closed its previously announced offering of $325 million in aggregate principal amount of its 5.50% unsecured senior notes due 2025 (the “Notes”).  The sale of the Notes resulted in net proceeds to the Company of approximately $318.9 million, after deducting the initial purchasers’ discounts and commissions and other estimated offering expenses. The Company intends to use these net proceeds from the Notes to finance a portion of the acquisition of Supreme Industries, Inc. (the “Acquisition”) and to pay related fees and expenses.

The Notes were issued pursuant to an indenture dated as of September 26, 2017, by and among the Company, certain subsidiary guarantors named therein (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Indenture”). The Notes will bear interest at the rate of 5.50% and will pay interest semi-annually in cash in arrears on each April 1 and October 1 of each year, beginning on April 1, 2018. The Notes will mature on October 1, 2025. At any time prior to October 1, 2020, the Company may redeem some or all of the Notes for cash at a redemption price equal to 100% of the aggregate principal amount of the Notes being redeemed plus an applicable make-whole premium set forth in the Indenture and accrued and unpaid interest to, but not including, the redemption date. Prior to October 1, 2020, the Company may redeem up to 40% of the Notes at a redemption price of 105.50% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date, with the proceeds of certain equity offerings so long as if, after any such redemption occurs, at least 60% of the aggregate principal amount of the Notes remains outstanding. On and after October 1, 2020, the Company may redeem some or all of the Notes at redemption prices (expressed as percentages of principal amount) equal to 102.750% for the twelve-month period beginning on October 1, 2020, 101.375% for the twelve-month period beginning October 1, 2021 and 100.000% beginning on October 1, 2022, plus accrued and unpaid interest to, but not including, the redemption date. In addition, the Notes are subject to special mandatory redemption in the event that the Company does not consummate the Acquisition on or prior to March 31, 2018 or, if prior to such date, the Acquisition is abandoned. In such case, the Company shall redeem all of the Notes, not later than the special mandatory redemption date set forth in the Indenture at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest from the date of initial issuance to, but excluding, the special mandatory redemption date. Upon the occurrence of a Change of Control (as defined in the Indenture), unless the Company has exercised its optional redemption right in respect of the Notes, the holders of the Notes will have the right to require the Company to repurchase all or a portion of the Notes at a price equal to 101% of the aggregate principal amount of the Notes, plus any accrued and unpaid interest to, but not including, the date of repurchase.

The Notes will be guaranteed on a senior unsecured basis by all direct and indirect existing and future domestic restricted subsidiaries, subject to certain restrictions. The Notes and related guarantees will be the Company and the Guarantors’ general unsecured senior obligations and will be subordinated to all of the Company and the Guarantors’ existing and future secured debt to the extent of the assets securing that secured obligation. In addition, the Notes will be structurally subordinated to any existing and future debt of any of the Company’s subsidiaries that are not Guarantors, to the extent of the assets of those subsidiaries.

The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to: (i) incur additional indebtedness; (ii) pay dividends or make other distributions in respect of, or repurchase or redeem, its capital stock or with respect to any other interest or participation in, or measured by, its profits; (iii) make loans and certain investments; (iv) sell assets; (v) create or incur liens; (vi) enter into transactions with affiliates; and (vii) consolidate, merge or sell all or substantially all of its assets. These covenants are subject to a number of important exceptions and qualifications. During any time when the Notes are rated investment grade by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no Default (as defined in the Indenture) has occurred and is continuing, many of such covenants will be suspended and the Company and its subsidiaries will cease to be subject to such covenants during such period.

The Indenture contains customary events of default, including payment defaults, breaches of covenants, failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the Notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.

Copies of the Indenture and of the form of Notes are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Form 8-K and are incorporated herein by reference. The description of the Indenture and the Notes in this Form 8-K is a summary and is qualified in its entirety by the terms of the Indenture and the Notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated into this Item 2.03 by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of September 26, 2017, by and among Wabash National Corporation, the several guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 5.50% Senior Notes due 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WABASH NATIONAL CORPORATION

Date: September 26, 2017	By:	/s/ Jeffery L. Taylor
Jeffery L. Taylor
Senior Vice President and Chief Financial Officer